EXHIBIT 10.1

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) dated as of January 29, 2008 to the Registration Rights Agreement (the “Agreement”) dated as of September 28, 2006 is entered into by and between STONEMOR PARTNERS L.P., a Delaware limited partnership (the “Company”), acting by its General Partner, STONEMOR GP LLC, a Delaware limited liability company, and SCI NEW MEXICO FUNERAL SERVICES, INC., a New Mexico corporation (“SCI”).

BACKGROUND

The Agreement was executed pursuant to that certain Asset Purchase and Sale Agreement dated as of September 28, 2006 (“Asset Purchase Agreement”) to which StoneMor Operating LLC, a subsidiary of the Company, and affiliates of SCI are party. The parties to the Agreement desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions. For purposes of this Amendment:

(a) The term “Registrable Securities” means (1) the 275,046 common units (“Common Units”) of the Company received by SCI pursuant to the Asset Purchase Agreement and (2) any Common Units of the Company issued as a stock dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Units.

(b) The term “trading day” means a day on which The NASDAQ Stock Market is open for business.

2. Amendment. The Agreement is hereby amended by:

(i) restating the definition of the term “90-Day Period” to read as follows:

“The term “180-Day Period” refers to the one hundred and eighty (180) consecutive trading days after the effective date of the registration statement with respect to the Registrable Securities.”

(ii) replacing the term “90-Day Period” by the term “180-Day Period” throughout the Agreement.

3. Continuing Validity of Agreement. Except as expressly modified or amended hereby, the Agreement shall continue in full force and effect.

4. General.

(a) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart hereof.

(b) Section Headings. The section and subsection headings in this Amendment are used solely for convenience of reference, do not constitute a part of this Amendment, and shall not affect its interpretation.

(c) References. All words used in this Amendment shall be construed to be of such number and gender as the context requires or permits.

(d) Controlling Law. THIS AMENDMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. IN VIEW OF THE FACT THAT EACH OF THE PARTIES HERETO HAS BEEN REPRESENTED BY ITS OWN COUNSEL AND THIS AMENDMENT HAS BEEN FULLY NEGOTIATED BY ALL PARTIES, THE LEGAL PRINCIPLE THAT AMBIGUITIES IN A DOCUMENT ARE CONSTRUED AGAINST THE DRAFTSPERSON OF THAT DOCUMENT SHALL NOT APPLY TO THIS AMENDMENT.

(e) Entire Agreement; Amendment, Supplement, Waiver or Termination. This Amendment along with the Agreement and the Asset Purchase Agreement (and all other documents executed in connection therewith) constitute the entire understanding of the parties with respect to the subject manner thereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements with respect of the subject matter contained therein. No amendment, supplement, waiver, or termination of this Amendment, in whole or in part, shall be effective unless in writing and signed by the party against whom enforcement is sought and no written waiver by any party shall be used as a precedent for future waivers.

(f) Jurisdiction and Process. In any action between any of the parties, whether arising out of this Amendment or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware; (b) if any such action is commenced in a state court other than the State of Delaware, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with the Asset Purchase Agreement.

(g) No Third-Party Beneficiaries. No provision of this Amendment shall be construed to confer any right to enforce this Amendment, or any remedy for breach of this Amendment, to or upon any individual or entity other than the parties hereto, and there are no third party beneficiaries of this Amendment.

In Witness Whereof, the parties hereto have executed this Amendment as of the date first above written.

STONEMOR PARTNERS L.P., a Delaware limited partnership,

By: STONEMOR GP LLC, its General Partner

/s/ Paul Waimberg

By: Paul Waimberg

Title: Vice President

SCI NEW MEXICO FUNERAL SERVICES, INC., a New Mexico corporation

/s/ Michael D. Lehmann

By: Michael D. Lehmann

Title: Vice President